Household Finance
Corporation
HRSI Funding, Inc.
Household Private Label
Credit Card Master Trust II,
Series 1994-2

Original Principal Class A       307,500,000.00
Number of Class A Bonds                 307,500
($1,000)
Original Principal Class B        22,500,000.00
Number of Class B Bonds                  22,500
($1,000)

                                           Sum 1/20/98 -
                                              12/21/98
Distribution Date                 12/21/98    Total 1998
Days                                    31

CLASS A
Beginning Class A Principal  136,666,666.68
Balance
Beg Class A Percentage              44.44%
Principal Distribution       17,083,333.33    187,916,666.65
Principal Payment Factor      55.555555545            611.11
(per $1,000)

Ending Class A Principal     119,583,333.35
Balance
Ending Class A Percentage           38.89%

Class A Interest                888,333.33     17,877,708.33
Distribution
Interest Payment Factor (per   2.888888878             58.14
$1,000)

Total Class A Distribution   17,971,666.66    205,794,374.98
Amount
Total Distribution Pymt       58.444444423            669.25
Factor (per $1,000)


Class B
Beginning Class B Principal  22,500,000.00
Balance
Beg Class B Percentage             100.00%
Principal Distribution                0.00              0.00
Principal Payment Factor       0.000000000              0.00
(per $1,000)

Ending Class B Principal     22,500,000.00
Balance
Ending Class B Percentage          100.00%

Class B Interest                150,000.00      1,800,000.00
Distribution
Interest Payment Factor (per   6.666666667             80.00
$1,000)

Total Class B Distribution      150,000.00      1,800,000.00
Amount
Total Distribution Pymt        6.666666667             80.00
Factor (per $1,000)